UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[   ]            Soliciting Material Pursuant to Rule 14a-12

Power REIT
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

April 26, 2013

2012 was an exciting year for Power REIT.  At the end of the year, we closed on our first real estate transaction under our new business plan, acquiring approximately 54 acres of industrial land with a long-term lease to the largest operating solar power project in New England.  The property is located near the I-495 and I-95 intersection approximately 40 miles from Boston, MA and should generate attractive risk adjusted returns for the company.   This transaction serves as a “proof of concept” for the renewable energy infrastructure portion of our business plan. This transaction is immediately accretive and is indicative of the type of transaction that we believe we can replicate as part of our plan to create shareholder value.

As previously described, our wholly owned subsidiary, Pittsburgh & West Virginia Railroad (P&WV), continues to pursue litigation with Norfolk Southern Corporation (NSC).  A significant amount of time and resources have been dedicated to this process during 2012.  Despite elevated expenses related to the litigation, P&WV believes that the litigation is in the best interest of P&WV and is necessary to protect its rights and interests in its railroad.  P&WV is seeking determinations from the Court declaring that the lease to NSC is in default and that the indebtedness owed to P&WV is currently due.  Based on records provided by NSC, the amount owed to P&WV exceeds $16.6 million as of December 31, 2012 (more than $10 per share). P&WV believes this amount is understated.  While litigation is inherently unpredictable, P&WV remains cautiously optimistic based on the current status of the litigation.

We are seeing many opportunities to invest capital on an accretive basis and anticipate continued growth in the company’s investment portfolio over the remainder of 2013.   We believe our investment process is disciplined and aligned with our goals of building a sustainable business and creating long-term shareholder value.

As the largest shareholder of Power REIT, I am excited about the progress we have made over the past two years and believe that we have developed a solid foundation for future growth.   More importantly, I believe our investments in renewable energy related real estate will generate attractive risk adjusted returns while providing lasting benefits to our environment. We appreciate your continued support and enthusiasm for Power REIT and look forward to a productive 2013.

Very truly yours,

David H. Lesser
Chairman of the Board of Trustees

Power REIT

Notice of 2013 Annual Meeting

The annual meeting of shareholders of Power REIT (the “Company” or the “Trust”) will be held on Tuesday, May 21, 2013 at 10:00 a.m. E.S.T. at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, NY 10022. The items of business are:

(1)	To elect four trustees to serve until the next annual meeting of shareholders and until their successors have been elected and qualified;

(2)	To approve, on an advisory basis, executive compensation;

(3)	To approve, on an advisory basis, the frequency of future advisory votes on executive compensation;

(4)	To ratify Gibbons & Kawash, A.C. as the Trust's independent audit firm;

(5)	To transact such other business as may properly come before the meeting.

This proxy statement and the accompanying form of proxy will be mailed to shareholders on or about April 26, 2013.  The Trust's annual report on Form 10-K for the year ended December 31, 2012, which includes our consolidated financial statements, is being mailed with this proxy statement.

The Board of Trustees has fixed the close of business on April 12, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.  Shareholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed white proxy card. You also may vote your shares by marking your votes on the enclosed white proxy card, signing and dating it, and mailing it in the enclosed envelope.

Your vote is important.  Please vote by using the Internet or the telephone, or by signing, dating, and returning the enclosed white proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 21, 2013: This Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2012 are available at www.proxyvote.com.

TABLE OF CONTENTS

Proxy Solicitation Statement	1
Proposal 1: Election of Trustees	3
Corporate Governance	5
Executive Officers	8
Related Party Transactions	10
Ownership of Securities	11
Section 16(a) Beneficial Ownership Reporting Compliance	12
Proposal 2: Advisory Vote on Executive Compensation	13
Proposal 3: Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation	14
Proposal 4: Ratification of Independent Audit Firm	15
Other Matters	16

PROXY SOLICITATION STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Power REIT (the “Company” or the “Trust”) to be used at the annual meeting of shareholders to be held on May 21, 2013 in New York, NY, and at any adjournments thereof.  The cost of soliciting proxies will be borne by the Trust. Solicitation may be made by mail, telephone, facsimile or electronic mail, and by officers of the Trust without extra compensation. The Trust will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares.

At the close of business on April 12, 2013, the record date, there were outstanding and entitled to vote 1,653,250 of our shares of beneficial interest, $0.001 par value (including unvested, restricted shares granted pursuant to the Trust’s 2012 Equity Incentive Plan).  Each share is entitled to one vote on each matter brought before the meeting.

Voting Procedures

If you hold our beneficial shares in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

•	using the Internet, logging on to www.proxyvote.com to gain access to the voting site to authorize the proxies to vote your shares;

•	using any touch-tone telephone, dial 1-800-690-6903 and follow the instructions; or

•	signing, dating, and mailing the white proxy card in the postage-paid envelope provided.

Quorum

Our by-laws specify that 33 1/3% of the outstanding shares of the Trust, present in person or by proxy, shall constitute a quorum.

Required Vote, Effect of Abstentions and Broker Non-Votes

If you are a registered shareholder and do not provide a proxy by voting over the Internet, by telephone or by signing, dating and returning the white proxy card, you must attend the Meeting in order to vote.  If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE MKT LLC.  These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

The ratification of Gibbons & Kawash, A.C. as the Company’s independent audit firm is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions.  The ratification of the appointment of Gibbons & Kawash, A.C. requires the affirmative vote of the majority of votes received.

The other proposals are considered non-routine, and banks and brokers therefore cannot vote shares on these proposals without your instructions. Please note that if you want your vote to be counted on these proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals. The nominees receiving the highest number of votes up to the number of nominee slots to be filled will be elected as trustees.  Approval on an advisory, non-binding basis, of the advisory vote on executive compensation requires the affirmative vote of the majority of shares voted at the annual meeting.  A plurality of the affirmative votes duly cast is required for the approval, on an advisory, non-binding basis, of the frequency of shareholder advisory votes on our executive compensation program (i.e. the frequency selection receiving the highest number of votes will be approved).

Revocability of Proxy

A proxy may be revoked at any time prior to the voting thereof, by giving notice to the Secretary of the Trust, in writing at 301 Winding Road, Old Bethpage, NY 11804 or in open meeting.

Cumulative Voting

Shareholders are not entitled to cumulative voting.

Notice of Electronic Availability of Proxy Materials

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”) in 2007, this proxy statement and our annual report on Form 10-K for the year ended December 31, 2012 are being furnished to our shareholders by posting them online and are accessible through www.proxyvote.com.

The Board of Trustees' Voting Recommendations

The Board of Trustees recommends that you vote your shares FOR each of the Board's four nominees that are standing for election to the Board of Trustees (Proposal No. 1), FOR the advisory vote to approve executive compensation (Proposal No. 2) and FOR the ratification of Gibbons & Kawash, A.C. as our independent audit firm (Proposal No. 4).

In connection with the solicitation of proxies by the Board of Trustees, you should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF TRUSTEES

Our Board of Trustees is currently comprised of four trustees, three of whom are “independent” under the rules of the NYSE MKT LLC and under applicable rules of the SEC: Virgil E. Wenger, William S. Susman and Patrick R. Haynes, III.

The nominees for election to the Board of Trustees currently serve as trustees of the Company. The nominees were recommended by our independent Nominating Committee to the Board and the Board has accepted the recommendations of the Nominating Committee.  The Board recommends that shareholders vote for the nominees listed below to serve as trustees for a one-year term until the 2014 annual meeting of shareholders and until their successors are duly elected and qualified.

Nominees for Election for a One-Year Term:

Name	Age	Trustee Since*	Company Position

David. H. Lesser	47	2009	Chairman of Board of Trustees Chief Executive Officer
Virgil E. Wenger	82	1991	Trustee Chairman of Audit Committee Member of Nominating Committee
William S. Susman	49	2010	Trustee Chairman of Compensation Committee Member of Nominating Committee
Patrick R. Haynes, III	29	2011	Trustee Chairman of Nominating Committee Member of Audit Committee Member of Compensation Committee
-----------------------
* The Nominees have been trustees of Power REIT since December 2011 and are and have been trustees of Pittsburgh & West Virginia Railroad, a wholly owned subsidiary of Power REIT, since the dates listed in the table above.

The following are biographical summaries of the experience of our nominees:

David H. Lesser has over 25 years of experience in real estate, including substantial experience in creating shareholder value in REITs.  Mr. Lesser is currently, and has been for the past 15 years, president of Hudson Bay Partners, LP (“HBP”), an investment firm focused on real estate, real estate-related situations and alternative energy opportunities.  He also serves as a trustee of the Town Hall in New York City.  Mr. Lesser has previously held leadership roles with public REITs, having served as a Senior Vice President of Crescent Real Estate Equities and as a Director of Keystone Property Trust. Prior to Crescent, Mr. Lesser was a Director of Investment Banking at Merrill Lynch & Co. within the real estate finance group.

Since 1995, Mr. Lesser, through HBP, has invested in numerous real estate and alternative energy transactions, including a reverse merger transaction in 1997 that led to the formation of Keystone Property Trust (NYSE: KTR) (“Keystone”). Mr. Lesser, as president of HBP, led an investor group and structured a reverse merger transaction with American Real Estate Investment Corporation (AMEX: REA) to ultimately form Keystone. The transaction involved an investment of $30 million of cash, the merger of a property management company and the acquisition of a family-owned portfolio of industrial properties for ownership in the REIT.  In addition to initial structuring and equity investment by HBP, Mr. Lesser served on Keystone’s board of trustees until June 2000.  Keystone was acquired by Prologis (NYSE: PLD) in 2004 for a total enterprise value of $1.4 billion and delivering a compound annual shareholder return of 16.5% from the initial transaction.

HBP currently owns Intelligen Power Systems, LLC (“IPS”) which is an alternative energy business focused on the manufacturing of cogeneration equipment and the development of distributed energy related to cogeneration, wind, solar and biofuel.  HBP acquired IPS through the bankruptcy reorganization of California-based Coast Intelligen (“Coast”), which was acquired as a portfolio company by an affiliate of Mr. Lesser’s in 2001.  As a consequence of misdeeds by Coast’s former owners and management team, and not involving Mr. Lesser, Coast was reorganized through a Chapter 11 bankruptcy filing, the ultimate result of which was (i) Coast winding down its operations; and (ii) IPS, which was a subsidiary of Coast, successfully emerging from the reorganization.  IPS continues to operate today with a refocused business plan providing cogeneration and other energy solutions to owners of real estate properties.  Mr. Lesser holds an M.B.A. from Cornell University and a B.S. in Applied Management and Economics from Cornell University.

Mr. Lesser has been Chairman of Power REIT’s Board of Trustees and our Chief Executive Officer since December 2011. Mr. Lesser has been a trustee of Pittsburgh & West Virginia Railroad, a wholly owned subsidiary of Power REIT (“P&WV”), from 2009 to present, Chairman of P&WV’s Board of Trustees from December 2010 to present and CEO of P&WV from February 2011 to present.

Mr. Lesser’s 25 years of experience as a real estate investor and his experience as a director and creating shareholder value with other successful REITs will be beneficial to the Trust.

Virgil E. Wenger, CPA, is currently, and has been for the past eight years, an independent consultant who primarily works with new startup ventures needing accounting services and financial planning assistance to determine investment and working capital needs.  He also serves as chief financial officer for two private companies: Shareholder Intelligence Services, a provider of information to publicly traded client companies concerning shareholder ownership, broker activity and related analytics; and Econergy Corporation, a manufacturer and marketer of proprietary air conditioning systems.  Mr. Wenger was previously a partner at Ernst & Young LLP, for over 25 years.  He is a graduate of the University of Kansas, with a B.S. in Business Administration, and of the Harvard Business School Advanced Management Program.

Mr. Wenger has been a trustee and Power REIT’s Audit Committee Chairman since December 2011 and has been a member of the Nominating Committee since August 2012.  Mr. Wenger has been a trustee of P&WV from 1991 to present and was P&WV’s Audit Committee Chairman from 2005 to December 2011.

Mr. Wenger’s many years of experience at Ernst & Young LLP provide significant financial expertise and oversight leadership in his role as Chairman of the Audit Committee.

William S. Susman has over  20 years of investment banking experience, including significant experience in the transportation and railroad industry.  As the former head of Merrill Lynch’s Transportation and Consumer Group, Mr. Susman advised numerous railroad clients, including Burlington Northern, CSX, Kansas City Southern, Norfolk Southern Railways, TMM and Union Pacific. Mr. Susman is currently founder and CEO of a boutique investment advisory firm, Threadstone Advisors. Prior to founding Threadstone Advisors, he was President of Financo, where he worked from 2004-2011.  Financo is an investment bank focused on retail and consumer goods.  Mr. Susman began his investment banking career at Salomon Brothers within their transportation group.  Mr. Susman sits on the boards of two private companies: Major Brands and Jonathan Adler Enterprises.  Mr. Susman is a graduate of the University of Michigan, with a B.S. in Business Administration, and earned a Masters from the Kellogg Graduate School of Management at Northwestern.

Mr. Susman has been a trustee and Power REIT’s Compensation Committee Chairman since December 2011 and has been a member of the Nominating Committee since August 2012.  Mr. Susman has been a trustee of P&WV from May 2011 to present and was P&WV’s Compensation Committee Chairperson from August 2011 to December 2011.

Mr. Susman understanding of business and finance and understanding of the railroad industry, acquired through his over 20 years of investment banking roles, provide the Board with significant business acumen and perspective.  Mr. Susman’s investment banking experience provides a valuable perspective in his role as Chairman of the Compensation Committee and in regard to governance matters.

Patrick R. Haynes, III is currently a real estate investment consultant focused on commercial real estate acquisitions and development opportunities.  Mr. Haynes was previously employed by the Rockefeller Group Investment Management Corp. (“RGIM”), where he was responsible performed financial analysis for direct real estate investments and corporate acquisitions.  Mr. Haynes began his career at Lehman Brothers in 2007 in the real estate private equity group (Lehman Brothers Real Estate Partners) where he performed financial analysis, market research and due diligence for over $2.0 billion in potential real estate acquisitions across all asset classes nationally.  Mr. Haynes also worked on the successful management buyout of Lehman’s equity funds’ advisory business, responsible for the management of approximately $18 billion in real estate assets globally.  Mr. Haynes received a BA in U.S. History from Brown University.

Mr. Haynes has been a trustee and a member of Power REIT’s Audit and Compensation Committees since December 2011 and Chairman of the Power REIT’s Nominating Committee since August 2012. Mr. Haynes has been a trustee of P&WV from May 2011 to present and was a member of P&WV’s Compensation Committee from August 2011 to December 2011 and a member of P&WV’s Audit Committee from 2010 to December 2011.

Mr. Haynes’ experience and contacts in real estate, transaction structuring and private equity are beneficial for the Trust.

In summary, the individuals that have been nominated by the Trust have experience and skills in, and industry contacts relevant to, providing leadership to real estate investment trusts (REITs), sourcing and structuring investments and raising and investing capital.  The Trust believes these skills, relevant work experiences and contacts will significantly benefit shareholders as the Trust implements its business plan.

Trustee Compensation

Each of the Trust’s independent and executive trustees is currently paid an annual cash fee for their services of $2,400 each, payable in quarterly installments. In addition, in August 2012, pursuant to the Trust’s 2012 Equity Incentive Plan, each independent trustee was granted an option to acquire 2,000 of our shares at an exercise price of $7.96.  The options vest in three equal installments over three years. Other than the quarterly cash fees and the option grant, there are currently no other compensation arrangements with any of the independent trustees.  Compensation of our independent trustees for the fiscal year ending December 31, 2012, is listed in the table below.

Trustee Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Each of our Three Independent Trustees	$2,400	$ -	$1,920	$ -	$ -	$ -	$4,320

Compensation of Mr. Lesser, Chairman of the Board of Trustees and the Trust’s Chief Executive Officer, is detailed in the summary compensation table under the section titled “Executive Officers” below.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE
ELECTION OF THESE NOMINEES AS TRUSTEES OF THE TRUST
--------------------------------------------------------------------------------------------

CORPORATE GOVERNANCE

In accordance with our declaration of trust and by-laws, our Board of Trustees annually elects the Chairman of the Board and each of our executive officers, and each of these positions may be held by the same or separate persons. Our corporate governance guidelines do not include a policy on whether the role of the Chairman and Chief Executive Officer should be separate or, if not, whether a lead independent trustee is to be elected.  From February 2011, Mr. Lesser, the Chairman of our Board of Trustees, has also served as our Chief Executive Officer.  We believe that this arrangement is suitable for a company of our size.  The Board of Trustees shall review the need for any changes to these arrangements from time to time in light of the Trust’s changing business needs.

Our Board of Trustees has an active role in overseeing the management of our risks. The Board regularly reviews information regarding our liquidity, operations and investment activities, as well as the risks associated with each.  The Board is responsible for overseeing the implementation of our investment strategy, the principal goal of which is to enhance long-term shareholder value through increases in earnings, cash flow and net asset value.  Currently, each investment transaction is approved by the Board.  In the future, the Board may establish an investment committee consisting of trustees to oversee our investment activities, including the review and approval of specific transactions.

The Board held four scheduled meetings during 2012 and on thirteen other occasions during the year, the trustees, after conferring individually or via writing, adopted Board resolutions by a majority of votes via written consent. The independent trustees met in executive session once during 2012; all of the independent trustees were in attendance during this session.  Three of the four nominees attended the 2012 annual meeting.

Board Committees

Our Board of Trustees has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee.  Each of the three committees consists solely of independent trustees in accordance with the NYSE MKT LLC Company Guide.

Audit Committee

Our Audit Committee has been established in accordance with section 3(a)(58)(A) of the Exchange Act and consists of two independent trustees, each of whom the Board of Trustees has determined is “financially literate” and “independent” under the rules of the NYSE MKT LLC: Virgil E. Wenger and Patrick R. Haynes, III.  Mr. Wenger serves as chairman of the Audit Committee and the Board of Trustees has determined that Mr. Wenger meets the definition of “audit committee financial expert,” as defined in applicable SEC rules.  Pursuant to its charter, the Audit Committee, among other purposes, serves to assist the Board of Trustees in overseeing:

•	the integrity of our financial statements;
•	our compliance with legal and regulatory requirements and ethical behavior;
•	the retention of independent public auditors, including oversight of their performance, qualifications and independence, as well as the terms of their engagement;
•	our accounting and financial reporting processes, internal control systems and internal audit function, as applicable;
•	our monitoring of compliance with laws and regulations and our code of business conduct and ethics; and
•	our investigation of any employee misconduct or fraud

The Audit Committee met five times in 2012, including four times with Gibbons & Kawash, A.C., our independent audit firm, and management to discuss the Trust’s financial reports prepared by management that were subsequently filed with the SEC on Forms 10-K and 10-Q.  All of the Audit Committee members were in attendance during these meetings. The Audit Committee’s charter is available on the Trust’s website at: www.pwreit.com.

Report of the Audit Committee of the Board of Trustees

The Audit Committee hereby reports as follows:

1.
Management has the primary responsibility for the Trust’s financial statements and reporting process, including its system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Trust’s management.

2.
The Audit Committee has discussed with the Trust’s independent audit firm the overall scope of, and plans for, its audits. The Audit Committee has met with the independent audit firm to discuss the Trust’s financial reporting process in addition to other matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as may be modified or supplemented.

3.
The Audit Committee has received the written disclosures and the letter from Gibbons & Kawash, A.C. (“G&K”), required by applicable requirements of the PCAOB concerning independence, and has discussed with G&K its independence.

4.
Based on the matters and discussions referred to in paragraphs (1) through (3) above, the Audit Committee has recommended to the Board of Trustees, and the Board has approved, that the audited financial statements be included in the Trust’s annual report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

5.
After considering G&K’s experience and independence, the Audit Committee recommends that the Trust (a) retain G&K as the Trust’s independent audit firm to perform the audit of the financial statements as of and for the year ending December 31, 2013 and (b) submit to shareholders the ratification of G&K, as the Trust’s independent audit firm at the 2013 annual meeting.

Virgil E. Wenger (chair)
Patrick R. Haynes, III

Compensation Committee

Our Compensation Committee consists of two independent trustees: William S. Susman and Patrick R. Haynes, III.  Mr. Susman serves as chairman of the Compensation Committee.  The Compensation Committee, among other purposes, serves:

•	to establish and periodically review the adequacy of the compensation plans for our executive officers and other employees;
•	to review the performance of executive officers and adjust compensation arrangements as appropriate;
•	to establish compensation arrangements for our non-executive trustees; and
•	to evaluate and make grants under the Trust’s 2012 Equity Incentive Plan pursuant to authority delegated to it by the Board of Trustees;
•	to review and monitor management developments and succession plans and activities.

The Compensation Committee met twice in 2012.  All of the Compensation Committee members were in attendance at the meeting.  The Compensation Committee does not have a formal charter.

Compensation Discussion and Analysis

The Trust’s compensation program is designed to incentivize key individuals to provide services of value to the Trust, including services in the long-term interests of the Trust.  The compensation program has historically consisted of relatively modest quarterly cash payments to trustees, including our Chairman and CEO, and cash payments to an affiliate of the Secretary, Treasurer and Vice President for services rendered.  At the 2012 annual meeting, shareholders approved the Trust’s 2012 Equity Incentive Plan (“Plan”), a key component of the Trust’s compensation planning and efforts to expand and improve its business. The Plan provides the Trust with increased flexibility to vary the amounts and types of compensation paid to the Trust’s executive officers, to serve the goals of:

•	more strongly aligning the interests of the Trust and the interests of its executive officers and trustees, among others, in support of our business expansion and improvement plans;

•	rewarding our executive officers in proportion to the increased duties we are imposing on them and the increased levels of performance we are requiring of them; and

•
rewarding our executive officers and trustees, among others, if and when they achieve substantial successes in expanding and improving our business and prospects, including, without limitation, by creating long-term shareholder value by increasing funds from operations (“FFO”) and dividends per share through accretive acquisitions of energy and transportation infrastructure.

In pursuance of these compensation goals, in the third quarter of 2012, the Compensation Committee approved grants under the Plan that help align the interests of management with the company and that provide for cash-efficient compensation.  See the “Trustee Compensation” table above, and the “Executive Officer Compensation” table below.

Nominating Committee

The Nominating Committee is chaired by Patrick R. Haynes, III with Virgil E. Wenger and William S. Susman serving as members.  The Nominating Committee evaluates potential nominees to serve as trustees and makes recommendations to the Board of Trustees for inclusion in the Trust’s annual proxy statement.

Trustee Nomination Process

The Nominating Committee is responsible for developing and evaluating potential trustee candidates for consideration in the event of a vacancy on the Board of Trustees and making nominee recommendations to the Board of

Trustees.  The Nominating Committee seeks candidates for election and appointment that possess the integrity, leadership skills and competency required to direct and oversee the Trust’s management in the best interests of its shareholders, customers and employees, as well as the communities it serves and other affected parties.  Nominee candidates must be willing to regularly attend committee and Board of Trustees meetings, to develop a strong understanding of the Trust, its businesses and its requirements, to contribute his or her time and knowledge to the Trust and to be prepared to exercise his or her duties with skill and care.  In addition, each candidate should have an understanding of relevant governance concepts and the legal duties of a trustee of a public company.

Shareholders may contact the Nominating Committee Chairman, the Chairman of the Board or the Corporate Secretary by writing to the Trust at its principal business office when proposing a nominee. This correspondence should include a detailed description of the proposed nominee’s qualifications and a method to contact that nominee if the Nominating Committee so chooses.  Candidates viewed by the Nominating Committee as qualified and suitable for service as a trustee will be contacted to determine interest in being considered to serve on the Board of Trustees and, if interested, will be interviewed and have their qualifications established.

The Nominating Committee was formed in the third quarter of 2012 and did not meet in 2012.  The Nominating Committee met in 2013 to recommend nominees to the Board for inclusion within Proposal 1 of this proxy statement.  The Nominating Committee has established a charter outlining its purpose and the practices it follows.  The charter is available on the Trust’s website at www.pwreit.com.

Code of Business Conduct and Ethics

The Trust's Code of Conduct and Ethics, with which all officers and trustees must comply, is available on our website at www.pwreit.com or in print by writing to Power REIT, 301 Winding Road, Old Bethpage, NY 11804, Attention: Investor Relations.

--------------------------------------------------------------------------------------------

EXECUTIVE OFFICERS

The Trust is managed by David H. Lesser, the Trust’s Chief Executive Officer, and Arun Mittal, the Trust’s Secretary, Treasurer and Vice President of Business Development.

Name	Age	Officer Since	Position

David. H. Lesser	47	2011	Chairman of Board of Trustees Chief Executive Officer
Arun Mittal	36	2011	Secretary, Treasurer and Vice President of Business Development

Set forth below is the background of Arun Mittal (the background of Mr. Lesser is described above).

Arun Mittal, CFA, has over a decade of investment banking and business experience in the financial institutions and energy sectors.  Mr. Mittal is currently the Managing Principal and sole owner of Caravan Partners, LLC, a boutique consulting firm.  Mr. Mittal previously was a Director at StoneCastle Partners, LLC, a boutique investment bank and asset manager.  Prior to StoneCastle, Mr. Mittal was a member of the capital markets group at Tokyo-based Shinsei Bank and also served as CEO of Shinsei Capital (USA), Ltd.  Mr. Mittal holds a B.S. in Electrical Engineering from Stanford University and an M.S. in electrical engineering from Georgia Institute of Technology.

Mr. Mittal has served as Power REIT’s Secretary, Treasurer and Vice President of Business Development since December 2011. Mr. Mittal has served Pittsburgh & West Virginia Railroad as its Secretary, Treasurer and Vice President of Business Development, from April 2011 to present.

Executive Officer Compensation

The Trust does not have an employment agreement with David H. Lesser, our Chief Executive Officer.  Mr. Lesser, in his role of trustee and Chairman of the Board of Trustees, receives an annual cash fee of $2,400, paid in quarterly installments. In 2012, pursuant to the Trust’s 2012 Equity Incentive Plan, Mr. Lesser was awarded 20,000 shares of restricted stock and an option to acquire 100,000 shares at an exercise price of $7.96.  Both the restricted stock grant and the option grant vest annually in equal installments over three years.  The restricted stock grant provides for dividends and voting rights during the vesting period.  The assumptions used to value the grants are described in footnote 7 to the Trust’s audited financial statements, included in the Trust’s annual report on Form 10-K filed with the SEC and distributed along with this proxy statement.

Power REIT does not have an employment agreement with Arun Mittal, our current Secretary, Treasurer and Vice President of Business Development.  Power REIT has entered into a consulting agreement with Caravan Partners, LLC, a wholly-owned affiliate of Mr. Mittal’s, pursuant to which we pay a monthly consulting fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses in connection with business development and administrative services provided to the Trust.  In 2012, pursuant to the Trust’s 2012 Equity Incentive Plan, the Trust awarded Caravan Partners, LLC 10,000 shares of restricted stock and an option to acquire 60,000 shares at an exercise price of $7.96. Both the restricted stock grant and the option grant vest annually in equal installments over three years.  The restricted stock grant provides for dividends and voting rights during the vesting period.  The assumptions used to value the grants are described in footnote 7 to the Trust’s audited financial statements, included in the Trust’s annual report on Form 10-K filed with the SEC and distributed along with this proxy statement.

The principal executive officers and their compensation for the two fiscal years ending December 31, 2012 is set forth in the table below, including compensation paid by our wholly-owned subsidiary, Pittsburgh & West Virginia Railroad, prior to the corporate reorganization in December 2011 whereby P&WV became a subsidiary of Power REIT.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

David H. Lesser, CEO	2012	$-	$-	$159,200	$12,315	$4,400	$175,962
David H. Lesser, CEO	2011	$-	$-	$-	$-	$2,400	$2,400
Arun Mittal, Secretary, Treasurer and Vice President of Business Development	2012	$-	$-	$79,600	$7,389	$91,000	$178,017
Arun Mittal, Secretary, Treasurer and Vice President of Business Development	2011	$-	$-	$-	$-	$67,500	$67,500
Herbert E. Jones, (III), President	2011	$-	$-	$-	$-	$-	$-
Robert McCoy, Secretary & Treasurer	2011	$-	$-	$-	$-	$7,500	$7,500

(1)	During 2012, there were no forfeitures of equity-based awards. There were no equity awards outstanding during 2011.
(2)
Awards granted in 2012 and the assumptions used in the valuation of such awards are discussed in footnote 7 to the Trust’s audited financial statements, included with the annual report filed on Form 10-K with the SEC and distributed along with this proxy statement.

(3)	“All Other Compensation” includes (x) annual cash trustee fees of $2,400 paid to Mr. Lesser; (y) dividends paid on restricted stock; and (z) consulting fees paid to Caravan Partners, LLC.
(4)	Herbert E. Jones (III) resigned as president of Pittsburgh & West Virginia Railroad on February 3, 2011.
(5)
Robert McCoy resigned as Secretary and Treasurer of Pittsburgh & West Virginia Railroad on March 31, 2011. Previously, Mr. McCoy was paid an annual fee of $12,000, paid in quarterly installments, and an affiliate of Mr. McCoy’s was paid $18,000 annually for use of office space, paid in quarterly installments.

Outstanding Equity Awards

The following table sets forth outstanding option equity awards granted to the Trust’s principal executive officers as of December 31, 2012:

	Number of shares underlying earned, unexercised options (exercisable)	Number of shares underlying earned, unexercised options (unexercisable)	Number of shares underlying unearned, unexercised options	Option exercise price ($)	Option expiration date

David H. Lesser, CEO	0	100,000	0	$7.96	8/13/2022
Arun Mittal, Secretary, Treasurer and Vice President of Business Development	0	60,000	0	$7.96	8/13/2022

The following table sets forth outstanding restricted stock awards granted to the Trust’s principal executive officers as of December 31, 2012:

	Number of earned shares (unvested)	Market value of earned shares (unvested) ($)	Number of unearned shares (unvested)	Market or payout value of unearned shares (unvested) ($)

David H. Lesser, CEO	20,000	$198,000	0	$ -
Arun Mittal, Secretary, Treasurer and Vice President of Business Development	10,000	$ 99,000	0	$ -

Securities Authorized for Issuance Under Equity Compensation Plans

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity Compensation Plans Approved by Security Holders	166,000	7.96	4,000
Equity Compensation Plans Not Approved by Security Holders	0	n/a	n/a
Total	166,000	7.96	4,000
(1) The Trust’s 2012 Equity Incentive Plan contains a provision that provides for an adjustment in the number of shares that are available for future issuance to the lesser of (A) (i) 10% of our outstanding shares on a fully diluted basis less (ii) (x) unvested awards and (y) shares remaining to be granted under the 2012 Equity Incentive Plan and (B) an amount determined by the Compensation Committee.
(2) Other than the 2012 Equity Incentive Plan approved by shareholders at the 2012 annual meeting, there are no other compensation plans.

For a discussion related to the setting of our executive officer compensation, see Compensation Discussion and Analysis.

--------------------------------------------------------------------------------------------

RELATED PARTY TRANSACTIONS

The Trust has hired Morrison Cohen LLP (“Morrison Cohen”) as its legal counsel with respect to general corporate and securities matters and the Trust and its wholly-owned subsidiary, Pittsburgh & West Virginia Railroad, has hired Morrison Cohen with respect to the litigation with Norfolk Southern Corporation related to the Lease (as described in Item 3 of the Trust’s annual report on Form 10-K for the year ended December 31, 2012).  Mr. Lesser, our CEO and Chairman of our Board of Trustees, is married to a partner at Morrison Cohen.  From January 1, 2012 through March 31, 2013, on a consolidated basis, the Trust paid approximately $750,000 in legal fees to Morrison Cohen in connection with various legal matters, including the litigation with Norfolk Southern Corporation. In addition, as of March 31, 2013, approximately $350,000 had been billed by Morrison Cohen in connection with the litigation with Norfolk Southern Corporation and other corporate matters, but had not yet been paid.

On December 28, 2012, Hudson Bay Partners, LP (“HBP”) loaned a subsidiary of the Trust, PW Salisbury Solar, LLC (“PWSS”), $800,000 in the form of a bridge loan for the purposes of consummating the Salisbury land transaction (as described in footnote 4 of the Trust’s annual report on Form 10-K for the year ended December 31, 2012).  The bridge loan was made for an initial period of six months with an extension for another six months at PWSS’s option.  During the initial term of the bridge loan, the interest rate is 5.0%, and during the extension period, the interest rate is 8.5%.  On March 27, 2013, the terms of the bridge loan were amended, extending the initial term of the bridge loan to June 30, 2014 from June 30, 2013 and providing for a seven-month extension, at PWSS’ option, which would extend the bridge loan through January 31, 2015.  The interest rate remains 5.0% during the first six months of the loan, and increases to 8.5% thereafter.  Interest is payable at six-month intervals and, if extended, at the end the extension term.  During 2012, PWSS accrued three days of interest expense related to the bridge loan.  In addition to security in the real estate and lease assets of PWSS, HBP’s bridge loan is secured by a parent guarantee provided by Power REIT.  As of March 31, 2013, the amount outstanding under the bridge loan is $800,000, not including accrued interest.

Since April 1, 2011, Mr. Lesser has provided the Trust with office space at no cost through HBP. There is no understanding or agreement with the Trust to compensate Mr. Lesser or any of his affiliates, currently or in the future, for the office space provided to the Trust. Previously, the Trust had paid $4,500 per quarter for office space.

Under the Trust’s declaration of trust, the Trust may enter into transactions in which trustees, officers or employees have a financial interest, provided however, that in the case of a material financial interest, the transaction shall be disclosed to the Board of Trustees or the transaction shall be fair and reasonable.  After consideration of the conditions and terms of the retention of Morrison Cohen and the bridge loan, the independent trustees approved the hiring of Morrison Cohen as legal counsel and approved the bridge loan, deeming the aforementioned arrangements to be fair and reasonable and in the interest of the Trust.

--------------------------------------------------------------------------------------------

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership and voting power of all of our shares, as of December 31, 2012, by: (i) each person who owns more than 5% of our shares and who has filed a Schedule 13D with the SEC that is publicly available to the Trust and others from the SEC’s website at www.sec.gov, (ii) each of our trustees and executive officers and (iii) all of our trustees and executive officers as a group.  Unless otherwise indicated, the address for each listed person is c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804.  Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

	Owned at March 31, 2013
Name of Shareholder	Number of Shares(4)	% of Outstanding Shares(4)
David H. Lesser (1) (2)	173,975	10.52%
Virgil E. Wenger	1,000	0.06%
William S. Susman	1,000	0.06%
Patrick R. Haynes, III	1,937	0.12%
Arun Mittal(3)	18,000	1.09%
All trustees and executive officers as a group (1) - (3)	195,912	11.85%
____________________
(1) David H. Lesser has beneficial ownership of 173,975 shares as follows: 32,674 directly (including the grant of 20,000 shares of restricted stock), 87,038 through Hudson Bay Partners LP (“HBP”), an investment firm of which Mr. Lesser is president, and 54,263 through HBP PW LLC, an entity over which David H. Lesser exercises control, but in which Mr. Lesser has invested only 0.2% of the capital.
(2) In addition to the shareholdings disclosed above, the MEL Generation Skipping Trust, a trust set up for the children of David H. Lesser, (the "MEL Trust") owns 12,190 shares of the Trust.  David H. Lesser disclaims any beneficial, pecuniary or residual interest in the shares owned by the MEL Trust, does not serve as trustee of the MEL Trust and does not have the power to revoke the MEL Trust.
(3) The amounts included in the table include 10,000 shares of restricted stock granted to Caravan Partners, LLC, a wholly owned affiliate of Mr. Mittal.
(4) The number of shares reported and the denominator used to calculate the “% of Outstanding Shares” includes unvested restricted stock grants.  Restricted stock grants were made pursuant to Power REIT’s 2012 Equity Incentive Plan.  The restricted stock has a three-year vesting period and during the vesting period, the restricted stock confers voting and dividend privileges.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and, in our case, the NYSE MKT LLC. Executive officers, trustees and greater than 10% shareholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file. Based on our review of such copies, we believe that our current executive officers, trustees and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2012, with the exception of Mr. Lesser, who made three late filings on Form 4, in one instance one day late and in the other two instances two days late, reporting in the aggregate three separate transactions.

--------------------------------------------------------------------------------------------

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Beginning with the annual meeting this year, we are required by federal law and applicable rules and regulations of the SEC to provide a shareholder advisory vote related to the compensation of our named executive officers. This advisory vote, commonly known as a “say on pay” vote, gives shareholders the opportunity to express their views about the compensation we pay to our named executive officers, as described in this proxy statement. Shareholders may vote “FOR” or “AGAINST” the resolution or abstain from voting. Before voting, all shareholders are urged to review the Compensation Discussion and Analysis, as well as the tabular and narrative disclosures under “Executive Officer Compensation”. These sections describe the Trust's compensation programs relating to our named executive officers and the rationale behind the decisions made by the Compensation Committee. This vote is not intended to address any specific item of compensation, but rather the overall compensation principles and practices and the fiscal 2012 compensation of our named executive officers.

Although, as an advisory vote, this proposal is not binding upon us or the Board, the Compensation Committee, which is responsible for recommending to the Board the amount and form of compensation to be paid to our executive officers, will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on specific policies and desirable actions. The affirmative vote of the majority of the votes cast affirmatively or negatively at the Annual Meeting at which a quorum is present and entitled to vote is required to approve this proposal.

Vote Required

Shareholders are being asked to vote on the following resolution:

"RESOLVED, that the compensation paid to the Trust's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and tabular and narrative disclosures under “Executive Officer Compensation”, is hereby APPROVED."

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE
 ON EXECUTIVE COMPENSATION, TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICER AS DISCLOSED IN THIS PROXY STATEMENT.

--------------------------------------------------------------------------------------------

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF
HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under applicable federal law and rules and regulations of the SEC, public companies are generally required to include in their proxy solicitations at least once every six years an advisory, non-binding vote on whether an advisory vote on executive compensation (such as the “say on pay” proposal that is included above) should occur every one, two or three years.

Some commentators have said that a two-year or three-year frequency might be better aligned with compensation trends or programs and would place less emphasis on the results or actions of a single year; other commentators have stated that an annual vote provides a company with more opportunity for timely feedback.  Because of this rare circumstance in which federal law is requiring that three alternatives be offered to stockholders for consideration, the Board is not making a recommendation as to a favored alternative.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Because the Board is not making a recommendation on this matter, your shares will not be voted on this matter unless you specifically indicate your preference among the choices. This advisory vote is non-binding on the Board, but the Board will give careful consideration to the voting results on this proposal.

SHAREHOLDERS MAY CAST THEIR ADVISORY VOTE TO CONDUCT
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY
“1 YEAR,” “2 YEARS,” OR “3 YEARS,” OR “ABSTAIN.”

--------------------------------------------------------------------------------------------

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDIT FIRM

The persons named in the white proxy card intend to vote the proxy to ratify Gibbons & Kawash, A.C. as the Trust's independent audit firm. The firm of Gibbons & Kawash, A.C. has served as the Trust's independent audit firm since 1995 and was selected by the Audit Committee to perform the audit of the financial statements as of and for the year ending December 31, 2013.  In March 2013, the Audit Committee reviewed with Gibbons & Kawash, A.C. their independence with respect to the Trust. In addition, the Audit Committee considered their experience and determined that Gibbons & Kawash, A.C. has the required independence and experience to perform the audit of the Trust for 2013.

A representative of Gibbons & Kawash, A.C. will be in attendance via conference call at the annual meeting to answer appropriate questions concerning the audit of the financial statements and to make any statements, if they desire to do so.

Audit, Tax and Other Fees

Audit Fees

During 2012 and 2011, respectively, the Trust paid Gibbons & Kawash, A.C. $56,086 and $44,685 for professional services related to the annual audit of the Trust’s financial statements, for services related to the financial statements filed in quarterly reports on Form 10-Q with the SEC and for services related to the inclusion of financial statements in the Trust’s registration statements filed on Form S-3 and Form S-4 with, and in other submissions to, the SEC.

Tax Fees

During 2012, Power REIT and its wholly owned subsidiary, Pittsburgh & West Virginia Railroad (“P&WV”), engaged BDO USA, LLP (“BDO”) to prepare the Trust’s 2011 tax returns, for which an aggregate of $10,000 was paid in 2012.  Power REIT has also engaged BDO to prepare its tax returns for the 2012 tax year. Both Gibbons & Kawash, A.C. and BDO are two separate and independent accounting firms that are members of the BDO Seidman Alliance.  Historically, P&WV’s tax returns were prepared by Norfolk Southern Corporation and as such, P&WV did not incur expenses related to the preparation of its tax returns prior to 2012.

All Other Fees

Other than the fees described under the heading “Audit Fees,” there were no other payments made to Gibbons & Kawash, A.C. during 2012 and 2011, including no payments as defined under Items 9(e)(2), 9(e)(3) or 9(e)(4) of SEC Schedule 14A.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all engagements for services provided by the Trust’s independent auditor.  All of the engagements and fees for 2012 were pre-approved by the Audit Committee.  For any proposed engagements not involving audit services, the Audit Committee will review with Gibbons & Kawash, A.C., whether the non-audit services to be provided are compatible with maintaining the auditor's independence.

THE BOARD OF TRUSTEES RECOMMENDS THE RATIFICATION OF GIBBONS &
KAWASH, A.C. AS THE TRUST'S INDEPENDENT AUDIT FIRM

--------------------------------------------------------------------------------------------

OTHER MATTERS

Principal Executive Offices

The Trust’s principal executive offices are located at 301 Winding Road, Old Bethpage, NY 11804.

Other Matters to Come Before the 2013 Annual Meeting

No matters are planned to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by our Board of Trustees or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2014 Annual Meeting

Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of shareholders, must be received by the Trust no later than December 27, 2013.  Proposals should be sent via registered, certified or express mail to our principal executive offices.

In addition, Qualified Shareholders (as defined below) who wish to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article III, Section 13 of our by-laws, which are on file with the SEC and may be obtained from the SEC’s website or from us upon written request.  These notice provisions require that nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders for the 2014 annual meeting must be received no earlier than December 27, 2013 and no later than January 26, 2014.  Such nominations or proposals of business should be sent via registered, certified or express mail to our principal executive offices.

A Qualified Shareholder is a shareholder or shareholders who collectively hold both investment and voting control over at least five percent (5%) of the shares of the Trust for at least three consecutive years and have been acting in concert over that time period, who are shareholders of record at the time such notice is delivered to the Trust and who are shareholders of record at the time of the annual meeting, and who are entitled to vote at the meeting and who have complied in all respects with the procedures set forth in Article III, Section 13 of our by-laws.

Householding of Proxy Materials

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to our principal executive offices, Attention: Investor Relations, or telephone (212) 750-0373. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Additional Copies of Materials

Additional copies of this proxy statement and our annual report on Form 10-K for the year ended December 31, 2012 will be furnished without charge upon written request to our principal executive offices, Attention: Investor Relations.

Shareholder Communications

Shareholders may send communications to the Board of Trustees or an individual trustee by sending their communications in writing to Power REIT, c/o Richard Baumann, Esq., Morrison & Cohen LLP, 909 Third Avenue, New

York, NY 10022.  All such communications will be forwarded to the respective trustee or trustees to whom such communications are addressed in writing.

Annual Report

On March 29, 2013, the Trust filed its annual report on Form 10-K for the year ended December 31, 2012 with the SEC, and such annual report is available from the SEC’s website at www.sec.gov and from our website at www.pwreit.com.  If desired, a hard copy is available to shareholders, without charge, upon written request to our principal executive offices, Attention: Investor Relations.

WHITE PROXY CARD

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date, Have your white proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

POWER REIT 301 Winding Road Old Bethpage, NY 11804
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company In mailing proxy materials, you can consent to receiving all future proxy statements, white proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your white proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your white proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Trustees recommends you vote “FOR ALL” of the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.	┐
[ ]	[ ]	[ ]

1.	Election of Trustees
Nominees:
01)	David H. Lesser	02) Virgil E. Wenger	03) Patrick R. Haynes, III	04) William S. Susman

The Board of Trustees recommends you vote FOR proposals 2 and 4.		For	Against	Abstain
2.	Advisory Vote to Approve Executive Compensation.	[ ]	[ ]	[ ]

		1 Year	2 Years	3 Years	Abstain
3.	Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation.	[ ]	[ ]	[ ]	[ ]
		For	Against	Abstain
4.	Ratification of Appointment of Gibbons & Kawash, A.C., the Trust’s independent audit firm.	[ ]	[ ]	[ ]

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

WHITE PROXY CARD

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

POWER REIT
 Annual Meeting of Shareholders
May 21, 2013 10:00 AM
This proxy is solicited by the Board of Trustees

The undersigned hereby appoints Virgil E. Wenger and Arun Mittal, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Power REIT (the "Trust") which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the annual meeting of shareholders of the Trust to be held May 21, 2013 or any adjournment thereof (the “Meeting”), with all powers which the undersigned would possess if present at the Meeting.

THIS WHITE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS WHITE PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side